UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 12, 2007, RadiSys Corporation, an Oregon corporation (the “Company”), completed its acquisition (the “Acquisition”) of certain assets of the modular communications platform business, including products in the Advanced Telecommunications Architecture (ATCA) lines, of Intel Corporation, a Delaware corporation (“Intel”). The Acquisition was conducted pursuant a purchase agreement, as previously announced in the Company’s Current Report on Form 8-K filed on September 10, 2007. In connection with the completion of the Acquisition, the Company paid to Intel approximately $31.8 million in cash.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, the Company’s compensation committee of the board of directors (the “Committee”), in connection with its pay-for-performance compensation strategy, approved a special incentive bonus arrangement (the “Program”) for the Company’s Vice President of Worldwide Sales and up to 12 other sales and marketing employees that can impact the revenues of a business unit of the Company. The Program is a cash incentive program designed to motivate the participants to perform to the best of their abilities and achieve financial and other performance objectives of the business unit.

The Committee established a bonus pool, performance goals, and a bonus formula for the Program. The performance goals set by the Committee are based on the business unit’s revenues and require maintaining gross margins above a certain threshold.

Under the Program, the participants will be eligible to receive an award only if performance goals predetermined by the Committee for each of the third and fourth fiscal quarters of 2007 and four fiscal quarters of 2008 are achieved. Payouts under the Program will be made on a quarterly basis and are in addition to other existing bonus plans.

If performance goals predetermined by the Committee for each of the quarterly performance periods are achieved, the aggregate amount of payouts under the Program may vary between $36,000 and $105,000, per quarterly performance period for all participants.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment to this report as soon as practicable, but not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be furnished by amendment to this report as soon as practicable, but not later than 71 calendar days after the date this report is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: September 12, 2007	By:	/s/ Brian Bronson
Brian Bronson
Chief Financial Officer